UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2020

Adicet Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, 13th Floor Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 315-5528

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACET	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Employment Agreement with Stewart Abbot, Ph.D.

The Company has entered into an employment agreement with Stewart Abbot, Ph.D., pursuant to which Dr. Abbot will serve as Senior Vice President, Chief Operating Officer and Chief Scientific Officer of Adicet Bio, Inc. (the “Company”), effective as of September 15, 2020 (the “Effective Date”). Dr. Abbot’s employment agreement provides for “at will” employment. Pursuant to Dr. Abbot’s employment agreement, Dr. Abbot is entitled to an annual base salary of $400,000. Commencing in calendar year 2021, Dr. Abbot is also eligible for annual incentive compensation targeted at 40% of his base salary, provided that any incentive compensation for calendar year 2020 will be prorated based on the Effective Date. Dr. Abbot is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. Pursuant to Dr. Abbot’s employment agreement, if Dr. Abbot’s employment is terminated by the Company without cause or by Dr. Abbot for good reason within the 12-month period following a change in control (as such terms are defined in his employment agreement and subject to the terms and conditions therein), then Dr. Abbot will be entitled to (1) a lump sum cash payment equal to the sum of his then-current annual base salary (or his base salary in effect immediately prior to the change in control, if higher) and his target bonus for the then-current year (or his target bonus in effect immediately prior to the change in control, if higher), (2) any unpaid bonus earned for the year preceding the date of Dr. Abbot’s employment termination, payable at the time it would otherwise have been paid had his employment not terminated, (3) full acceleration of all time-based stock options and other time-based stock awards held by Dr. Abbot, and (4) monthly cash payments equal to the monthly employer contribution that the Company would have made to provide health insurance for Dr. Abbot and any covered dependents for up to 12 months.

Item 9.01	Exhibits

(d) Exhibits

Below is a list of exhibits included with this Current Report on Form 8-K.

Exhibit No.	Document

10.1	Employment Agreement, dated as of September 15, 2020, by and between the Company and Stewart Abbot, Ph.D.

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Adicet Bio, Inc.

By:	/s/ Chen Schor
Name:	Chen Schor
Title:	President and Chief Executive Officer

Date: October 8, 2020